Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration Statement No. 333-122208
Prospectus Supplement
Number 5
14,032,896 Shares
Great Wolf Resorts, Inc.
Common Stock

     This prospectus supplement relates to the public offering of up to 14,032,896 shares of common stock by some of our existing shareholders, as described in the prospectus dated May 11, 2005, which we refer to as the prospectus. This prospectus supplement should be read in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus.

     You should carefully consider the risk factors described beginning on page 12 of the accompanying prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 9, 2005.
Recent Developments
     On August 9, 2005, we filed the following quarterly report on Form 10-Q for the quarter ended June 30, 2005 with the United States Securities and Exchange Commission.